Exhibit (s)(v)

Calculation of Filing Fee Tables

FORM N-2

(Form Type)

The Gabelli Multimedia Trust Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be paid	Equity	Common Shares(2)	Rule 457(o)
Fees to be paid	Equity	Preferred Shares(2)	Rule 457(o)
Fees to be paid	Other	Subscription Rights(3)	Rule 457(o)
Fees to be paid	Unallocated (Univseral) Shelf	Unallocated (Universal) Shelf	Rule 457(o)			$18,168,009	.00014760	$2,681.60
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	Equity	Common Shares	Rule 415(a)(6)			(5)			N-2	333-251626	April 19, 2021	(5)
Carry Forward Securities	Equity	Preferred Shares	Rule 415(a)(6)			(5)			N-2	333-251626	April 19, 2021	(5)
Carry Forward Securities	Other	Subscription Rights(3)	Rule 415(a)(6)			(5)			N-2	333-251626	April 19, 2021	(5)
Carry Forward Securities	Other	Unallocated (Universal) Shelf	Rule 415(a)(6)			$381,831,991(4)(5)			N-2	333-251626	April 19, 2021	$43,640
Total Offering Amounts						$400,000,000		$2,681.60
Total Fees Previously Paid								--
Total Fee Offsets								--
Net Fee Due								$2,681.60

(1)	Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(o) under the Securities Act of 1933. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under this registration statement.
(2)	There is being registered hereunder an indeterminate number of common shares and preferred shares as may be sold, from time to time.
(3)	There is being registered hereunder an indeterminate number of subscription rights as may be sold, from time to time, representing rights to purchase common shares and/or preferred shares.
(4)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $400,000,000.
(5)	Included as part of Unallocated (Universal) Shelf. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the Registrant is carrying forward $381,831,991 aggregate principal offering price of unsold securities (the “Unsold Securities”) that were previously registered for sale under a Registration Statement on Form N-2 (File No. 333-251626) initially filed on December 23, 2020, as amended on April 15, 2021, declared effective on April 19, 2021, and further amended on July 13, 2021 (the “Prior Registration Statement”). The Registrant previously paid filing fees in the aggregate of $43,640 relating to the securities registered on the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Securities will continue to be applied to such Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.